Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-69613 of Supreme International Corporation on Form S-8 of our report dated March 12, 1999 appearing in the Annual Report on Form 10-K/A of Supreme International Corporation for the year ended January 31, 1999.



DELOITTE & TOUCHE LLP

Miami, Florida
April 5, 1999